Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,242,608
Unrealized Gain (Loss) on Market Value of Futures	(5,231,928)
Dividend Income	15,356
Interest Income	72,931
ETF Transaction Fees	350
Total Income (Loss)	$(3,900,683)

Expenses
General Partner Management Fees	$38,766
Professional Fees	11,852
Brokerage Commissions	900
Non-interested Directors' Fees and Expenses	722
Prepaid Insurance Expense	458
NYMEX License Fee	969
Total Expenses	$53,667
Net Income (Loss)	$(3,954,350)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/18	$89,198,046
Withdrawals (100,000 Shares)	(2,170,545)
Net Income (Loss)	(3,954,350)

Net Asset Value End of Month	$83,073,151
Net Asset Value Per Share (3,900,000 Shares)	$21.30

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612